Exhibit 99.2

Lionsgate Announces Debt Exchange Offer for 5.875% Senior Notes Due 2024

SANTA MONICA, Calif. and VANCOUVER, British Columbia, Mar. 12, 2018 — Lionsgate (NYSE: LGF.A, LGF.B) today announced that Lions Gate Capital Holdings LLC (“LGCH”), an indirect, wholly owned subsidiary of Lions Gate Entertainment Corp. (the “Company”), has commenced, subject to the terms and conditions set forth in the confidential offering memorandum dated March 12, 2018 (the “Offering Memorandum”) a private offer (the “Exchange Offer”) to Eligible Holders (as defined below). The Exchange Offer is to exchange any and all of the $520 million aggregate principal amount of outstanding 5.875% Senior Notes due 2024 issued by the Company (the “LGEC 2024 Notes”) for (i) up to $520 million aggregate principal amount of new 5.875% Senior Notes due 2024 issued by LGCH (the “New 2024 Notes”) plus (ii) for holders of LGEC 2024 Notes who tender prior to the Early Delivery Date (as defined below), cash, in each case in the amount set forth in the table below.

For each $1,000 principal amount of LGEC 2024 Notes validly tendered at or prior to 5:00 p.m., New York City time, on March 23, 2018, unless extended (as it may be extended, the “Early Delivery Date”) and not validly withdrawn, Eligible Holders of LGEC 2024 Notes will be eligible to receive the total offer consideration set out in the table below (the “Total Offer Consideration”).

For each $1,000 principal amount of LGEC 2024 Notes validly tendered after the Early Delivery Date but prior to the Expiration Date (as defined below) and not validly withdrawn, Eligible Holders of LGEC 2024 Notes will be eligible to receive only the exchange offer consideration set out in the table below (the “Exchange Offer Consideration”).

Tenders of LGEC 2024 Notes may be validly withdrawn at any time on or prior to 5:00 p.m., New York City time, on March 23, 2018, unless extended. The Exchange Offer will expire at 11:59 p.m., New York City time, on April 6, 2018, unless extended (as it may be extended, the “Expiration Date”).

The following table sets forth the Total Offer Consideration and Exchange Offer Consideration for the LGEC 2024 Notes:

		For each $1,000 Principal Amount of LGEC 2024 Notes Validly Tendered and Not Withdrawn:
		Total Offer Consideration		Exchange Offer Consideration
CUSIP	Title of LGEC 2024 Notes to Be Tendered	Cash	Principal Amount of New 2024 Notes	Cash	Principal Amount of New 2024 Notes
535919AL8	5.875% Senior Notes due 2024	$2.50	$1,000.00	$0.00	$970.00
C5183UAB4	5.875% Senior Notes due 2024	$2.50	$1,000.00	$0.00	$970.00

No accrued but unpaid interest will be paid in the Exchange Offer with respect to LGEC 2024 Notes tendered for exchange. Instead, the New 2024 Notes received in the Exchange Offer will accrue interest from (and including) the most recent interest payment date on the LGEC 2024 Notes.

Documents relating to the Exchange Offer will only be distributed to eligible holders of LGEC 2024 Notes who complete and submit an eligibility form confirming that they are either: (a) a “qualified institutional buyer” under Rule 144A; or (b) not a “U.S. person” under Regulation S for purposes of applicable securities laws, and, additionally, in respect of holders of LGEC 2024 Notes that are located in Canada, the Exchange Offer is being made, and the New 2024 Notes are being offered and issued only (i) other than with respect to holders in the Province of Ontario, to holders of LGEC 2024 Notes who meet one or more of the criteria to be classified as an “accredited investor” as defined in National Instrument 45-106 – Prospectus Exemptions; (ii) with respect to holders in the Province of Ontario, only to holders of LGEC 2024 Notes who meet one or more of the criteria to be classified an “accredited investor” as defined in Section 73.3(1) of the Securities Act (Ontario); and (iii) in the case of each of clauses (i) and (ii), to holders who meet one or more of the criteria to be classified as a “permitted client” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations (“Eligible Holders”).

The complete terms and conditions of the Exchange Offer are described in the Offering Memorandum, copies of which may be obtained by contacting D.F. King & Co., Inc, the information and exchange agent (the “Information and Exchange Agent”) in connection with the Exchange Offer, at (866) 620-9554 or (212) 269-5550 (banks and brokers) or by visiting http://www.dfking.com/lionsgate to complete the eligibility process.

The New 2024 Notes have not been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) or any state or foreign securities laws. The New 2024 Notes may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

LGCH is making the Exchange Offer only by, and pursuant to, the terms of the Offering Memorandum. None of the Company, LGCH, the Information and Exchange Agent, nor their respective affiliates makes any recommendation as to whether Eligible Holders should tender or refrain from tendering their LGEC 2024 Notes, as applicable. Eligible Holders must make their own decision as to whether or not to tender their LGEC 2024 Notes, as well as with respect to the principal amount of the LGEC 2024 Notes, as applicable, to tender. The Exchange Offer is not being made to any holders of LGEC 2024 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

This press release does not constitute an offer to sell or a solicitation of any offer to buy any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT LIONSGATE

The first major new studio in decades, Lionsgate is a global content platform whose films, television series, digital products and linear and over-the-top platforms reach next generation audiences around the world. In addition to its filmed entertainment leadership, Lionsgate content drives a growing presence in interactive and location-based entertainment, gaming, virtual reality and other new entertainment technologies. Lionsgate’s content initiatives are backed by a 16,000-title film and television library and delivered through a global licensing infrastructure. The Lionsgate brand is synonymous with original, daring and ground-breaking content created with special emphasis on the evolving patterns and diverse composition of the Company’s worldwide consumer base.

For further information, investors should contact:

James Marsh

310-255-3651

jmarsh@lionsgate.com

For media inquiries, please contact:

Peter Wilkes

310-255-3726

pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements. Such statements are subject to a number of risks and uncertainties. When used in this press release, the words “may,” “will,” “might,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “outlook,” and “continue,” and the negative of these terms, and other similar expressions are intended to identify forward-looking statements and information. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; litigation relating to the acquisition of Starz; impact of the Tax Cuts and Jobs Act; other trends affecting the entertainment industry; and the other risk factors as set forth in Lionsgate’s Annual Report on Form 10-K filed with the SEC on May 25, 2017, as amended in Lionsgate’s Quarterly Report on Form 10-Q filed with the SEC on February 8, 2018, which risk factors are incorporated herein by reference. Lionsgate undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

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